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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  June 30, 1997
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                       First Oak Brook Bancshares, Inc.
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            (Exact name of registrant as specified in its charter)

     Delaware                          0-14468                  36-3220778
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(State or other jurisdiction    (Commission File Number)  (IRS Employer
 of incorporation)                                         Identification No.)

 1400 Sixteenth Street, Oak Brook, Illinois                 60523
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  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (630)571-1050
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Item 2.   Acquisition or Disposition of Assets

          On June 30, 1997, the Company's principal subsidiary, Oak Brook Bank, completed the sale of substantially all of its approximately $53 million credit card portfolio to MBNA America Bank, N.A. ("MBNA"), pursuant to its previously announced agreement of June 10, 1997 with MBNA. The Company has recorded a preliminary gain of approximately $5 million after transaction costs and taxes. Pursuant to the agreement with MBNA, final post-closing adjustments will be made during the third quarter, at which time such net gain may be adjusted.

          In addition, Oak Brook Bank will continue to receive approximately 25% of the income generated by MBNA from the portfolio for each of the next five years, subject to a maximum annual payment of $900,000.

          A copy of the press releases announcing the agreement to sell and the preliminary closing are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein in their entirety.

Item 7.   Financial Statements and Exhibits
     (a)       Financial Statements:  None
     (b)       Exhibits:
               2.1 Asset Purchase Agreement dated June 10, 1997, between Oak
                    Brook Bank and MBNA America Bank, N.A.
               99.1 Press Release Announcing Sale of Credit Card Portfolio
               99.2 Press Release Announcing Sale Closing



                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST OAK BROOK BANCSHARES, INC.

          July 10, 1997                 /s/ Richard M. Rieser, Jr.
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                                        Richard M. Rieser, Jr.,
                                        President